Exhibit 32

Certification of Chief Executive Officer
and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. Section 1350(a) and (b)), the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the period ended January 31, 2025 of North European Oil Royalty Trust ("Trust") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/   John R. Van Kirk
   John R. Van Kirk
   Managing Director
   (Chief Executive Officer and
   Chief Financial Officer)

February 28, 2025